SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Nashua Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NASHUA CORPORATION

11 Trafalgar Square
Nashua, New Hampshire 03063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 4, 2004

To the Stockholders of Nashua Corporation:

      NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Nashua Corporation (the “Company”) will be held at the Company’s offices at 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire, on Tuesday, May 4, 2004 at 4:00 p.m., local time, for the following purposes:

1.	To elect six directors for terms of one year each.

2.	To approve the 2004 Value Creation Incentive Plan.

3.	To act upon any other matters as may properly be brought before the meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the meeting.

      The Board of Directors has fixed the close of business on March 16, 2004, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

      The Company’s Summary Annual Report and Form 10-K, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003, accompany this notice of meeting and the enclosed proxy statement.

By order of the Board of Directors,

ROBERT S. AMREIN
Vice President, General
Counsel and Clerk/ Secretary

Nashua, New Hampshire

March 23, 2004

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, and sign the enclosed proxy and mail it promptly in the enclosed envelope.
No postage is required if mailed in the United States.

Record Date and Voting of Proxy
Quorum and Votes Required
Proxy Solicitation Costs
PROPOSAL 1 ELECTION OF DIRECTORS
Nominees for Director:
Meetings and Committees of the Board of Directors
Director Candidates
Communications from Stockholders and Other Interested Parties
Compensation of Directors
Certain Business Relationships of Directors and Executive Officers
PROPOSAL 2 APPROVAL OF THE 2004 VALUE CREATION INCENTIVE PLAN
OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners
Security Ownership of Management
Section 16(a) Beneficial Ownership Reporting Compliance
Equity Compensation Plan Information
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Information
Stock Options
Pension Plan
Executive Severance Agreements
Executive and Management Incentive Plans
Leadership and Compensation Committee Report on Executive Compensation
REPORT OF THE AUDIT/FINANCE AND INVESTMENT COMMITTEE
INDEPENDENT AUDITORS
STOCK PERFORMANCE GRAPH
SUBMISSION OF STOCKHOLDER PROPOSALS -- 2005 ANNUAL MEETING
FORM 10-K
OTHER MATTERS

PROXY STATEMENT

i

NASHUA CORPORATION

11 Trafalgar Square
Nashua, New Hampshire 03063

PROXY STATEMENT

2004 Annual Meeting of Stockholders

       This Proxy Statement is furnished to the stockholders of Nashua Corporation, a Massachusetts corporation (“Nashua” or the “Company”), in connection with the solicitation of proxies on behalf of the Company’s Board of Directors for use at the 2004 Annual Meeting of Stockholders to be held on Tuesday, May 4, 2004, at 4:00 p.m., local time, at the Company’s offices at 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063, and at any adjournments of that meeting. The notice of meeting, this proxy statement, the enclosed proxy and the Company’s Annual Report to Stockholders for the year ended December 31, 2003 are being mailed to stockholders on or about March 26, 2004.

      At the 2004 Annual Meeting of Stockholders, the stockholders of the Company are being asked to consider and vote upon (i) the election of six directors for a term of one year each, and (ii) approval of the 2004 Value Creation Incentive Plan.

Record Date and Voting of Proxy

      The Board of Directors has fixed the close of business on March 16, 2004 as the record date for determination of stockholders entitled to notice of and to vote at the 2004 Annual Meeting of Stockholders. At the close of business on the record date, there were 5,978,234 shares of Nashua’s common stock outstanding. Each share entitles the record holder to one vote on each of the matters to be voted upon at the meeting.

      All proxies will be voted in accordance with the instructions of the stockholder, and if no choice is specified, the proxies will be voted “for” the election of the directors and “for” the approval of the 2004 Value Creation Incentive Plan. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Clerk/ Secretary of the Company. Attendance at the meeting will not itself constitute revocation of a proxy unless the stockholder affirmatively revokes the proxy.

Quorum and Votes Required

      The holders of a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote at the annual meeting shall constitute a quorum for the transaction of business at the annual meeting. Shares of the Company’s common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented at the annual meeting, will be counted for purposes of determining whether a quorum exists at the annual meeting.

      The affirmative vote of the holders of a plurality of the shares voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares voting on the matter is required for the approval of the 2004 Value Creation Incentive Plan.

      Shares held by stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such a matter. Under rules of the New York Stock Exchange, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such shares without specific instructions from such customers for “non-discretionary” or “non-routine” proposals. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of directors and the approval of the 2004 Value Creation Incentive Plan, because each of those matters requires the affirmative vote of a plurality or majority of the shares voting on that matter.

Proxy Solicitation Costs

      The cost of solicitation of proxies will be borne by Nashua. In addition to solicitations by mail, certain directors, officers and employees of Nashua may solicit proxies in person or by use of other communication media. Nashua will reimburse banks, brokerage firms and others for forwarding proxy materials to beneficial owners of Nashua common stock. Nashua has also engaged Georgeson Shareholder to assist in the solicitation of proxies and has agreed to pay $9,000 and out-of-pocket expenses for such efforts.

PROPOSAL 1

ELECTION OF DIRECTORS

General

      The Company’s Board of Directors has fixed the number of directors to be elected at the annual meeting at six, and proposes the election of the individuals listed below as directors of the Company. Each current director of the Company has been nominated for reelection. The Company’s directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal. Any vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled until the next annual meeting of stockholders by the majority of directors then in office.

      The persons named in the enclosed proxy will vote to elect each of the director nominees listed below, unless the proxy is marked otherwise. Each director nominee will be elected to hold office until the annual meeting of stockholders held in 2005 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve as a director if elected; however, if any nominee becomes unable to serve, the persons named as proxies may, in their discretion, vote for another nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

      There are no family relationships among the director nominees and executive officers of the Company.

      For each nominee for director, there follows information given by each concerning his principal occupation, business experience for at least the past five years, the names of other publicly held companies of which he serves as a director, his age and the length of service as a director of the Company.

Nominees for Director:

Andrew B. Albert Age 58 Director since 2000
Mr. Albert has served as Chairman and Chief Executive Officer of Nashua since December 2000, President since April 2000 and a director since May 2000. He also served as Chief Operating Officer of Nashua from April 2000 to December 2000. From 1983 to April 2000, Mr. Albert was Chairman and Chief Executive Officer of Rittenhouse Paper Company.

L. Scott Barnard Age 61 Director since 2003
Mr. Barnard is the Owner and Managing Senior Partner of Programmix, LLC, a sales and marketing firm he founded in 2001. From 1968 to 2000, Mr. Barnard was with Champion International Corporation, where he held positions of increasing responsibility, including Executive Vice President, Sales and Distribution, and President of Champion Export Corporation.

Avrum Gray Age 68 Director since 2000
Mr. Gray has served as Chairman of G-Bar Limited Partnership, an independent options trading firm, since 1981. He was Chairman of Lynch Systems, Inc., a glass press supplier, from 1995 through 2001. Mr. Gray is a director of Lynch Corporation, SL Industries, Inc., and Material Science Corporation.

George R. Mrkonic, Jr. Age 51 Director since 2000
Mr. Mrkonic served as Vice Chairman of Borders Group, Inc., a retailer of books and music, from December 1994 until his retirement in January 2002. He was President of Borders Group, Inc. from December 1994 until January 1997. Mr. Mrkonic is a director of Borders Group, Inc., Syntel, Inc., Galyan’s Trading Company, Inc., Guitar Center, Inc., and Brinker International.

James F. Orr III Age 61 Director since 1989
Mr. Orr has served as Chairman of the Board of Trustees of the Rockefeller Foundation since 2001. From May 2000 through December 31, 2001, Mr. Orr served as President and Chief Executive Officer of United Asset Management Corp., an investment management firm. Mr. Orr served as Chairman, Chief Executive Officer and President of UNUM Corporation, an insurance company, from 1988 until his retirement in November 1999. Mr. Orr is a director of Stride Rite Corporation and Mellon Financial Corporation.

Mark E. Schwarz Age 43 Director since 2001
Mr. Schwarz has served as the general partner, directly or through entities which he controls, of Newcastle Partners, L.P., a private investment firm, since January 1993. He is also President and sole Managing Member of Newcastle Capital Group, L.L.C., and a general partner of Newcastle Capital Management, L.P., since 2000. From 1995 to 1999, Mr. Schwarz was a Vice President of Sandera Capital Management, L.L.C., a private investment firm. Mr. Schwarz is also the Chairman and Chief Executive Officer of Hallmark Financial Services, Inc., Chairman and Chief Executive Officer of Geoworks Corporation, and Chairman of Pizza Inn, Inc. He is also a director of Bell Industries, Inc., SL Industries, Inc., and WebFinancial Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Meetings and Committees of the Board of Directors

      The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. In 2003, the Board of Directors held five regular meetings, three special meetings and acted by unanimous written consent once. Each of the directors attended at least 75% of the total number of meetings of the Board and committees on which he served in 2003. Our Corporate Governance Framework sets forth our policy that, effective March 2004, directors have a responsibility to attend annual meetings of stockholders. All directors attended the 2003 annual meeting of stockholders.

      The Board has established the position of Lead Director, who acts as Chairman of the Board in the Chairman’s absence, chairs the Governance and Nominating Committee and leads all activities related to Chief Executive Officer performance and succession. Mr. Orr is the Board’s current Lead Director and presides at executive sessions of non-management directors.

      The Company has three standing committees of the Board of Directors: the Audit/ Finance and Investment Committee, the Leadership and Compensation Committee and the Governance and Nominating Committee. Each of these committees operates under a written charter approved by the Board of Directors. A copy of each charter, as well as our Corporate Governance Framework and Code of Business Conduct and Ethics, is available under the “Investor Relations” section of the Company’s website at www.nashua.com. We intend to disclose any amendments to, or waivers from, our Code of Business Conduct and Ethics on our website at www.nashua.com. Also, a copy of the charter of the Audit/ Finance and Investment Committee is attached to this proxy statement as Appendix A. The current members of the committees of the Board of Directors are as follows:

Audit/Finance and	Leadership and	Governance and
Investment Committee	Compensation Committee	Nominating Committee

Avrum Gray, Chairman	George R. Mrkonic, Jr., Chairman	James F. Orr III, Chairman
L. Scott Barnard	L. Scott Barnard	Avrum Gray
James F. Orr III	Avrum Gray	George R. Mrkonic, Jr.
Mark E. Schwarz

      Mr. Schwarz was a member of the Company’s Audit/ Finance and Investment Committee until March 1, 2004.

      The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the new rules of the New York Stock Exchange that become applicable to the Company on the date of the Annual Meeting of Stockholders, including, in the case of all members of the Audit/ Finance and Investment Committee, the additional independence requirements of Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit/ Finance and Investment Committee are independent as defined by the rules of the New York Stock Exchange that apply to the Company until the date of the Annual Meeting of Stockholders.

Audit/ Finance and Investment Committee

      The Audit/ Finance and Investment Committee is responsible for overseeing the Company’s financial reporting process. In doing so, the committee reviews the independent public auditor’s reports and audit findings, the scope and plans for future audit programs, annual and quarterly financial statements, accounting, financial and internal controls of the Company, information systems, risk management activities and compliance programs, prepares the audit committee report, meets independently with the Company’s internal auditing staff, independent auditors and management, oversees the Company’s internal audit function and monitors the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit/ Finance and Investment Committee appoints, evaluates, retains and sets the compensation of the independent public auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company. The committee establishes policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns. The Audit/ Finance and Investment Committee is also responsible for supervising policies and decisions relating to financing and major cash management, pension fund and capital investment decisions. The Audit/ Finance and Investment Committee is composed of outside directors who are not officers or employees of the Company. The Board has determined that Mr. Gray is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Exchange Act. In addition, the Board has determined that each member of the Audit/ Finance and Investment Committee has sufficient knowledge in financial and auditing matters to serve on the Audit/ Finance and Investment Committee. No current member of the Audit/ Finance and Investment Committee serves on the audit committees of more than two other public companies. The Audit/ Finance and Investment Committee held five meetings in 2003.

Leadership and Compensation Committee

      The Leadership and Compensation Committee is responsible for evaluating and setting the compensation of our Chief Executive Officer, reviewing executive salaries, administering any bonus, incentive compensation and stock option plans, approving or recommending the Board of Directors to approve the salaries and other benefits of our executive officers and making recommendations regarding management succession planning. The Leadership and Compensation Committee held four meetings in 2003.

Governance and Nominating Committee

      The Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and of the Company’s senior management. The Governance and Nominating Committee held two meetings in 2003. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Clerk/ Secretary of the Company, giving the recommended candidate’s name, biographical data and qualifications.

Director Candidates

      The process followed by the Governance and Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Governance and Nominating Committee and the Board of Directors. The Governance and Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services. The Governance and Nominating Committee did not retain such advisers or consultants during fiscal 2003.

      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Governance and Nominating Committee will apply the criteria set forth in the Company’s Corporate Governance Framework. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

      Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Governance and Nominating Committee, c/o Clerk/ Secretary, Nashua Corporation, 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended. Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Governance and Nominating Committee or the Board of Directors, by following the procedures set forth under “Submission of Stockholder Proposals”.

Communications from Stockholders and Other Interested Parties

      The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chairman of the Board of Directors, or Lead Director (if one is appointed), or otherwise the Chairman of the Governance and Nominating Committee will, subject to any required assistance or advice from legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

      Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors or Chairman of the Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Stockholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to the Governance and Nominating Committee, c/o Clerk/ Secretary, Nashua Corporation, 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063.

Compensation of Directors

      Directors who are Company employees receive no additional or special compensation for serving as directors. Each non-employee director receives an annual retainer payable in shares of the Company’s common stock with a market value of $60,000, effective as of the first day following their election to the Board. However, due to the limited number of shares available under the Company’s stock award plans, the retainer for 2003 was paid in cash. The Company also pays non-employee directors $1,000 in cash plus expenses for each Board meeting or Board committee meeting they attend.

      Each non-employee director also receives an annual stock option award to purchase 5,000 shares of common stock having an exercise price equal to the fair market value of such shares on the date of award under the provisions of the Company’s stock plans. However, due to the limited number of shares available under the Company’s stock award plans, no stock option awards were granted in 2003 to the Company’s non-employee directors. In 2003, each non-employee director, other than Mr. Barnard, received $11,826 in cash as payment in lieu of 2,300 stock options that were issuable to each director in 2002 but were not issued because the shares were not available under our stock plans.

      The Company’s Lead Director receives an additional $7,500 in cash, the Chairman of the Audit/ Finance and Investment Committee receives an additional $2,500 in cash and the Chairman of the Leadership and Compensation Committee receives an additional $1,500 in cash.

Certain Business Relationships of Directors and Executive Officers

      During 2003, the Company paid $176,760 under certain leases for facilities and equipment to entities partially owned by either a family partnership of which the Company’s Chief Executive Officer, Mr. Albert, and his family have total interest or by Mr. Albert. In December 2003, the Company purchased the leased equipment for $198,000.

PROPOSAL 2

APPROVAL OF THE 2004 VALUE CREATION INCENTIVE PLAN

      The Board of Directors is committed to creating and enhancing stockholder value. The Board of Directors believes that the creation of stockholder value depends, in large part, upon the Company’s ability to maintain a competitive position in attracting and retaining key personnel. Traditionally, the Company — like many of its peers — has used equity incentives such as stock options and restricted stock awards to attract and retain key personnel. However, the availability of equity incentives has been limited for the Company because only a small number of shares are available for future awards under the Company’s two active equity incentive plans, the 1999 Shareholder Value Plan (the “1999 Plan”) and the 1996 Stock Incentive Plan (the “1996 Plan”). As of March 2, 2004, 19,775 shares of common stock were available for future awards under the 1999 Plan and 71,443 shares of common stock were available for future awards under the 1996 Plan. Proposals to increase the number of shares available under the 1999 Plan submitted to stockholders at the Company’s 2002 and 2003 annual meetings of stockholders were not approved.

      As part of its commitment to promote stockholder value, the Board of Directors has examined carefully the various tools and alternatives available to the Company to enhance the Company’s ability to retain and motivate key personnel while aligning the interests of those individuals with the interests of the Company’s stockholders. To that end, on March 11, 2004, the Board of Directors of the Company adopted, subject to stockholder approval, the 2004 Value Creation Incentive Plan (the “2004 Value Plan”). The Board of Directors believes that the adoption of the 2004 Value Plan will promote stockholder value and is in the best interests of the Company and its stockholders.

      As discussed in more detail below, under the 2004 Value Plan:

•	Up to 150,000 shares of common stock will be available for grant as restricted stock awards. The Company intends to grant substantially all of the awards available under the 2004 Value Plan soon after obtaining stockholder approval. If the 2004 Value Plan is approved, 91,100 shares of common stock currently available under the 1996 Plan and the 1999 Plan will be retired from those plans and will no longer be available for issuance or award, which would result in a net increase of only 58,900 shares of stock available under all of the Company’s equity incentive plans. The Board of Directors believes that the retirement of these shares will further promote stockholder value by reducing potential equity overhang.

•	The restricted stock will vest on the third anniversary of the award date only if the Company’s stock achieves specified price targets, which range from $13 to $15 (compared to a closing price for the Company’s common stock of $8.49 on March 15, 2004).

•	The Board of Directors intends to grant restricted stock under the 2004 Value Plan to key members of the Company’s management team. In order to be eligible to receive an award under the 2004 Value Plan, each participant will be required to enter into a new change of control and severance agreement and a new non-competition and non-solicitation agreement.

Set forth below is a brief summary of the 2004 Value Plan, which is qualified in its entirety by reference to the 2004 Value Plan, a copy of which is attached to this proxy statement as Appendix B.

      The affirmative vote of the holders of a majority of the shares voting on the proposal is required for the approval of the 2004 Value Plan. Stockholders may vote for or against the proposal or they may abstain from voting on the proposal. Shares will not be voted in favor of this proposal, and will not be counted as voting on this proposal, if they either (1) abstain from voting on the proposal or (2) are broker non-votes.

      The Board of Directors believes adoption of the 2004 Value Plan is in the best interests of the Company and its stockholders.

     Purpose

      The purpose of the 2004 Value Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to retain and motivate persons who are in a position to significantly contribute to the creation of value for the Company’s stockholders. The Board of Directors believes that the 2004 Value Plan will provide the Company’s key personnel with equity ownership opportunities and performance-based incentives that will align their interests with those of the Company’s stockholders.

     Administration and Shares Available for Award

      The 2004 Value Plan is administered by the Leadership and Compensation Committee. Subject to the provisions of the 2004 Value Plan, the Leadership and Compensation Committee has the discretion to determine when awards are made, which individuals are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Leadership and Compensation Committee also has discretion to construe and interpret the 2004 Value Plan and adopt rules and regulations. Except as otherwise expressly authorized to do so by the Board of Directors, the Leadership and Compensation Committee is not authorized to amend the 2004 Value Plan.

      Up to 150,000 shares of common stock (subject to adjustment in the event of stock splits or other similar events) will be available for grant as restricted stock awards under the 2004 Value Plan. If the 2004 Value Plan is approved by stockholders, 71,400 shares of common stock currently available under the 1996 Plan and 19,700 shares of common stock currently available under the 1999 Plan will be retired from those plans and will no longer be available for issuance or award under those plans. As a result, if the 2004 Value Plan is approved, 150,000 new shares will be available for grant and 91,100 shares will be retired and no longer available for grant under the Company’s equity incentive plans, resulting in a net increase of 58,900 shares of stock available under all of the Company’s equity incentive plans.

     Eligibility

      Certain employees, officers, directors, consultants and advisors of the Company and its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Internal Revenue Code, are eligible to be granted awards under the 2004 Value Plan. The maximum number of shares with respect to which awards may be granted to any participant under the 2004 Value Plan may not exceed 80,000 shares during any calendar year.

      As of March 11, 2004, approximately 10 persons were eligible to receive awards under the 2004 Value Plan, including the Company’s executive officers and non-employee directors. The Board of Directors intends to grant substantially all of the awards available under the 2004 Value Plan soon after the Company’s stockholders approve the plan. While the Leadership and Compensation Committee expects to make awards to eligible persons based upon their level of responsibility and performance, the granting of awards under the 2004 Value Plan is discretionary. The Board of Directors intends to grant awards under the 2004 Value Plan to approximately 4 key members of the Company’s management team.

      In order to be eligible to receive an award under the 2004 Value Plan, each participant will be required to enter into a new change of control and severance agreement and a new non-competition and non-solicitation agreement. For several of the Company’s executive officers, including Messrs. Albert and Patenaude, the new change of control and severance agreements will replace the existing severance agreements described below under the heading “Executive Severance Agreements.” The Board of Directors believes that the terms of the new change of control and severance agreements are competitive and appropriate for the Company’s officers.

      The purpose of the new change of control and severance agreements is the same as that of the existing severance agreements — to ensure the continued service of the executives to Nashua in the event of a change in control of the Company. Under the terms of the new change of control and severance agreements, upon termination of employment under certain circumstances within one year after a change in control of the Company:

•	Mr. Albert would be entitled to receive severance pay equal to two times the sum of his annual salary and bonus; and

•	Mr. Patenaude would be entitled to receive severance pay equal to one and a half times the sum of his annual salary and bonus.

As noted above, under the terms of the existing severance agreements, each of Messrs. Albert and Patenaude are entitled to severance pay equal to three times the sum of their annual salary and bonus upon termination of employment under certain circumstances within three years after a change in control of the Company. Other participants in the 2004 Value Plan will also be required to enter into the new change of control and severance agreement, even if the Company does not have an existing severance agreement with them.

      In addition, each participant in the 2004 Value Plan will be required to enter into a new non-competition and non-solicitation agreement with the Company in order to be eligible for an award under the plan. The terms and conditions of the new non-competition and non-solicitation agreements have not yet been approved by the Board of Directors.

     Description of Awards

      The Leadership and Compensation Committee has sole and complete authority to determine the participants to whom restricted stock awards are granted, the number of shares of restricted stock to be granted to each participant, and the other terms and conditions of such awards, subject to the terms of the 2004 Value Plan. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to require forfeiture of all or part of such shares from the participant in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period for such award.

      A participant’s shares of common stock will vest and no longer be subject to forfeiture based upon the Company’s common stock achieving certain target prices per share of common stock on the New York Stock Exchange (or other national securities exchange or nationally recognized trading system) over a 40-consecutive trading day period ending on the third anniversary of the date of the grant of the award. Vesting of the shares under the 2004 Value Plan is as follows:

Percentage of
Average Price for	Shares
40 Trading Day Period	Vested

Less than $13.00	0%
At least $13.00, but less than $14.00	33%
At least $14.00, but less than $15.00	66%
$15.00 or greater	100%

Additionally, if a participant’s employment with the Company is terminated by the Company without cause, as defined in the 2004 Value Plan, during the one-year period before the third anniversary of the date of the grant of the award and one of the price targets is met as of the third anniversary of the date of grant, a portion of the participant’s shares will still vest. The portion of the shares that will vest is calculated as the pro-rata portion of the percentage of shares that otherwise would have vested, based on the number of days during the final one-year period that the participant was employed by the Company.

      Any shares that have not vested on or before the third anniversary of the date of grant of the award will be forfeited to the Company. Additionally, all shares that have not vested and are still subject to forfeiture will be forfeited to the Company upon the termination of the Participant’s employment with the Company, other than for cause as described above, or upon death or disability.

      On March 15, 2004, the Company’s share price was $8.49. In order for any shares granted under the 2004 Value Plan to vest, the share price of the Company’s common stock, measured as the average price of the 40 consecutive trading day period ending on the third anniversary of the grant date, must appreciate to at least $13.00, or an approximately 53% increase. Therefore, in order for price targets to be met so that the stock granted under the 2004 Value Plan would vest, the Company must experience a substantial and extended increase in the price of its common stock.

      Stock certificates issued in respect of shares of restricted stock will be registered in the name of the participant and, unless otherwise determined by the Leadership and Compensation Committee, deposited by the participant together with a stock power endorsed in blank, with the Company. At the expiration of the three-year period from the date of grant, if the shares vest, the Company will deliver the stock certificates to the participant or the participant’s legal representative.

     Adjustments for Changes in Common Stock and Certain Other Events

      In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification, spin-off or other similar transaction or any distribution to holders of common stock other than a normal cash dividend, (1) the number and class of securities available under the 2004 Value Plan, (2) the per-participant share limit and (3) the target per price per share will be appropriately and proportionately adjusted by the Leadership and Compensation Committee with respect to any outstanding awards granted pursuant to the 2004 Value Plan to the extent that the Board of Directors determines that such adjustment is appropriate.

      Upon a change in control event, all restrictions and conditions on awards will automatically be deemed terminated and all shares will fully vest. A change in control event means the consummation of a merger, consolidation, tender offer, reorganization, recapitalization or share exchange involving the Company or a sale of all or substantially all of the assets of the Company (a “Business Combination”) in which the stockholders of the Company receive consideration equal to or greater than $13.00 per share of common stock, unless, immediately following such Business Combination: (x) all or substantially all of the beneficial owners of the then-outstanding shares of common stock of the Company and then-outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination own more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (the “Acquiring Corporation”) in substantially the same proportions immediately prior to such Business Combination and (y) no individual, entity or group owns 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

Amendment or Termination Upon Death or Disability

      The Leadership and Compensation Committee may amend, modify or terminate any award upon the death or disability of the participant with the consent of the participant, unless the Leadership and Compensation Committee determines that the action would not materially or adversely affect the participant. Except as otherwise expressly authorized to do so by the Board of Directors, the Leadership and Compensation Committee is not authorized to amend the 2004 Value Plan. The Board of Directors may at any time amend, suspend or terminate the 2004 Value Plan, except to the extent inconsistent with the provisions of Section 162(m) of the Internal Revenue Code and provided that any amendment that creates or confers material benefits to or on behalf of participants must be approved by the Company’s stockholders.

     Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2004 Value Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. However, the Company expects that compensation received by participants will qualify as performance-based compensation that is not subject to the limits of Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ADOPTION OF THE 2004 VALUE CREATION INCENTIVE PLAN.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information as of March 16, 2004 with respect to the beneficial ownership of shares of the Company’s common stock by each person known to Nashua to own beneficially more than 5% of the Company’s outstanding common stock:

	Amount and	Percent of
	Nature of Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership(1)	Outstanding(2)

Gabelli Funds, LLC/ GAMCO Investors, Inc./Gabelli Advisers, Inc./MJG Associates, Inc./Gabelli Group Capital Partners, Inc./Gabelli Asset Management Inc./Marc J. Gabelli/Mario J. Gabelli(3)	1,479,449	24.7%
One Corporate Center, Rye, NY 10580
FleetBoston Financial Corporation(4)	518,306	8.7%
100 Federal Street, Boston, MA 02110
Newcastle Partners, L.P./ Newcastle Capital Group, L.L.C./Newcastle Capital Management, L.P./Mark E. Schwarz(5)	507,200	8.5%
300 Crescent Court, Suite 1110, Dallas, TX 75201
Franklin Resources, Inc./Charles B. Johnson/Rupert H. Johnson, Jr./Franklin Advisory Services, LLC(6)	475,000	7.9%
One Franklin Parkway, San Mateo, CA 94403
Dimensional Fund Advisors Inc.(7)	393,700	6.6%
1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

(1)	The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 16, 2004 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Percentage of beneficial ownership is based on 5,978,234 shares of Common Stock outstanding as of March 16, 2004.

(3)	Information is based on a Schedule 13D (Amendment No. 32) dated October 23, 2002 as filed with the Securities and Exchange Commission. Gabelli Funds, LLC is reported to own 394,800 shares for which it has sole voting power and sole dispositive power. GAMCO Investors, Inc. is reported to own 1,021,649 shares, for which it has sole voting power as to 1,013,149 shares and sole dispositive power as to 1,021,649 shares. MJG Associates, Inc. is reported to own 15,000 shares for which it has sole voting power and sole dispositive power. Gabelli Advisers, Inc. is reported to own 48,000 shares for which it has sole voting power and sole dispositive power.

(4)	Information is based on a Schedule 13G (Amendment No. 6) dated February 13, 2004 as filed with the Securities and Exchange Commission. FleetBoston Financial Corporation is reported to have sole voting power as to 315,906 shares and sole dispositive power as to 518,306 shares.

(5)	Information is based on a Schedule 13D (Amendment No. 1) dated August 15, 2002 as filed with the Securities and Exchange Commission. Newcastle Partners, L.P. is reported to own 507,200 shares for which it has sole voting power and sole dispositive power. Newcastle Capital Management, L.P., as the general partner of Newcastle Partners, L.P. and Newcastle Capital Group, L.L.C., as the general partner of Newcastle Capital Management, L.P., and Mark Schwarz, as the managing member of Newcastle Capital Group, L.L.C., may each be deemed to beneficially own the 507,200 shares beneficially owned by Newcastle Partners, L.P. The share information in the table above does not reflect 4,802 shares owned directly by Mark Schwarz and 7,700 shares Mr. Schwarz has a right to acquire through stock options which are exercisable within 60 days of March 16, 2004.

(6)	Information is based on a Schedule 13G (Amendment No. 6) dated February 6, 2004 as filed with the Securities and Exchange Commission. The Schedule 13G was filed on behalf of Franklin Resources, Inc., the parent holding company, Charles B. Johnson, the principal stockholder of the parent holding company; Rupert H. Johnson, the principal stockholder of the parent holding company; and Franklin Advisory Services, LLC, investment adviser, all of which disclaim beneficial ownership of the shares. The shares are reported to be beneficially owned by one or more open or close-ended investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Franklin Advisory Services, LLC is reported to have sole voting power and sole dispositive power with respect to such shares.

(7)	Information is based on a Schedule 13G dated February 6, 2004 as filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc., an investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional Fund Advisors Inc. possesses sole voting and/or sole investment power over the securities of Nashua that are owned by the Funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

Security Ownership of Management

      The following table sets forth certain information as of March 16, 2004, with respect to the beneficial ownership of shares of the Company’s common stock by (1) the directors and director nominees of Nashua, (2) Nashua’s chief executive officer and the executive officers listed in the Summary Compensation Table below, and (3) the directors and executive officers of Nashua as a group:

	Amount and Nature of		Percent of Common
Name	Beneficial Ownership(1)		Stock Outstanding(2)

Margaret S. Adams	10,000	(3)	*
Andrew B. Albert	286,699	(3)(4)	4.8%
L. Scott Barnard	0		*
Donna J. DiGiovine	55,500	(3)	*
Avrum Gray	56,369	(3)(5)	*
George R. Mrkonic, Jr.	28,702	(3)	*
James F. Orr III	41,830	(3)	*
Thomas R. Pagel	37,105	(3)(4)	*
John L. Patenaude	89,281	(3)(4)	1.5%
Mark E. Schwarz	519,702	(3)(6)	8.7%
Directors and Executive Officers as a group (12 persons)	1,160,064	(3)(4)	19.4%

*	Less than 1% of outstanding shares of common stock.

(1)	Information as to the interests of the respective director nominees has been furnished in part by them. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 16, 2004 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Percentage of beneficial ownership is based on 5,978,234 shares of Common Stock outstanding as of March 16, 2004.

(3)	Includes shares that may be acquired through stock options which are exercisable within 60 days of March 16, 2004: Ms. Adams, 10,000 shares; Mr. Albert, 106,000 shares; Ms. DiGiovine, 54,000 shares; Mr. Gray, 12,700 shares; Mr. Mrkonic, 12,700 shares; Mr. Orr, 18,700 shares; Mr. Pagel, 35,000 shares; Mr. Patenaude, 78,500 shares; Mr. Schwarz, 7,700 shares; and all directors and executive officers as a group, 368,900 shares.

(4)	Includes shares held in trust under the Company’s Employees’ Savings Plan under which participating employees have voting power as to the shares in their account. As of March 16, 2004, 5,699 shares are held in trust for Mr. Albert’s account; 9,031 shares are held in trust for Mr. Patenaude’s account; 2,105 shares are held in trust for Mr. Pagel’s account; and 18,111 shares are held in trust for the accounts of all directors and executive officers as a group. No director other than Mr. Albert participates in the Employees’ Savings Plan.

(5)	Includes 14,000 shares held by GF Limited Partnership in which Mr. Gray is a general partner and 10,667 shares held by AVG Limited Partnership in which Mr. Gray is a general partner. Mr. Gray disclaims beneficial ownership of these shares. Also includes 11,000 shares held by JYG Limited Partnership in which Mr. Gray’s spouse is a general partner. Mr. Gray disclaims beneficial ownership of these shares.

(6)	Includes 507,200 shares beneficially owned by Newcastle Partners, L.P., Newcastle Capital Group, L.L.C., Newcastle Capital Management, L.P. and Mark E. Schwarz. Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P. Newcastle Capital Group, L.L.C. is the general partner of Newcastle Capital Management, L.P., and Mark Schwarz is the managing member of Newcastle Capital Group, L.L.C.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its directors and executive officers in complying with these filing requirements. Directors, executive officers and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of reports furnished to the Company and written representations from the Company’s directors and executive officers, the Company believes that during 2003 its directors, executive officers and 10% stockholders have complied with all Section 16(a) filing requirements.

Equity Compensation Plan Information

      The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	806,175	$7.58	74,543 (3)

(1)	In addition to being available for future issuance upon the exercise of options that may be granted after December 31, 2003, 54,768 shares under the 1996 Stock Incentive Plan may instead be issued in the form of restricted stock or director compensation, and 19,775 shares under the 1999 Shareholder Value Plan may instead be issued in the form of restricted stock or other stock-based awards including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. Awards may no longer be granted under the 1987 Stock Option Plan.

(2)	Includes the 1987 Stock Option Plan, the 1996 Stock Incentive Plan and the 1999 Shareholder Value Plan.

(3)	This table excludes the additional 150,000 shares that would be available for issuance under the 2004 Value Creation Incentive Plan if Proposal 2 is approved at the meeting. As of March 4, 2004, there were 91,218 shares available for future grants under the 1996 Stock Incentive Plan and the 1999 Shareholder Value Plan. If the 2004 Value Creation Plan is approved at the meeting, 91,100 shares of the 91,218 shares available for grant under the plans will be retired and no longer available for issuance.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Information

      The following table sets forth certain information with respect to the annual and long-term compensation, for the last three fiscal years, of Nashua’s chief executive officer and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2003:

Summary Compensation Table

							Long-Term
							Compensation
							Awards
		Annual Compensation
							Securities
					Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Compensation($)		Options(#)	Compensation($)(1)

Andrew B. Albert	2003	399,616	—		—		—	339,210
Chairman, President	2002	350,000	35,551		—		30,000	7,822
and Chief Executive Officer	2001	350,448	—		—		26,000	7,379
John L. Patenaude	2003	210,000	—		—		—	6,999
Vice President — Finance, Chief	2002	195,000	19,802		—		—	6,438
Financial Officer and Treasurer	2001	195,000	15,975	(2)	—		40,000	6,184
Thomas R. Pagel	2003	199,923	—		14,244	(3)	—	6,621
Vice President	2002	189,269	46,089		27,301	(4)	—	6,096
President, Label Products Division	2001	183,333	21,600		51,700	(5)	40,000	4,512
Donna J. DiGiovine	2003	191,116	—		—		—	6,390
Vice President	2002	175,000	25,062		—		—	5,861
President, Toner Products Division	2001	170,038	228,484		—		28,500	5,586
President, Coated Paper Division
Margaret S. Adams(6)	2003	191,115	—		—		—	6,575
Vice President, Chief Information	2002	163,654	16,250		—		—	5,859
Officer; President, Converted Paper Division

(1)	The amounts listed in the category of “All Other Compensation” consist of Company contributions to the Employees’ Savings Plan and life insurance income. In 2003, these amounts were:

(a)	as to the Employees’ Savings Plan — Mr. Albert, $6,000; Mr. Patenaude, $6,000; Mr. Pagel, $6,000; Ms. DiGiovine, $6,000; and Ms. Adams, $6,000.

(b)	as to life insurance income — Mr. Albert, $2,322; Mr. Patenaude, $999; Mr. Pagel, $621; Ms. DiGiovine, $390; and Ms. Adams, $575.

The amount listed in the category “All Other Compensation” for Mr. Albert in 2003 also includes a payment to Mr. Albert of $330,888 representing a settlement of obligations under Mr. Albert’s employment contract in which the Company had agreed to fund a split-dollar life insurance policy on behalf of Mr. Albert. As part of the settlement, Mr. Albert repaid to the Company $313,000 for insurance premiums previously paid by the Company.

(2)	Includes $10,725 in cash and $5,250 in Company stock (750 shares).

(3)	Includes interest payments of $7,044 on deferred compensation, and an automobile allowance of $7,200.

(4)	Includes interest payments of $14,806 on deferred compensation, an automobile allowance of $7,200, a payment of $3,788 as part of Mr. Pagel’s relocation package, and a tax equalization payment of $1,507.

(5)	Includes interest payments of $35,220 on deferred compensation, an automobile allowance of $7,200, and a payment of $9,280 as part of Mr. Pagel’s relocation package.

(6)	Ms. Adams became an executive officer in 2002.

Stock Options

      There were no stock options or stock appreciation rights granted to the executive officers listed in the Summary Compensation Table in 2003, and no stock options were exercised by the executive officers in 2003.

      The following table sets forth information regarding the number and value of unexercised options to purchase the Company’s common stock held by the executive officers named in the Summary Compensation Table at the end of 2003. There were no stock appreciation rights outstanding at the end of 2003.

Option Values at December 31, 2003

	Number of
	Securities Underlying		Value of Unexercised,
	Unexercised Options		In-The-Money, Options
	at December 31, 2003		at December 31, 2003(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew B. Albert	91,000	15,000	$350,490	$27,750
John L. Patenaude	78,500	0	$201,125	$0
Thomas R. Pagel	35,000	0	$131,800	$0
Donna J. DiGiovine	54,000	0	$130,740	$0
Margaret S. Adams	10,000	0	$28,000	$0

(1)	Option values are based on the difference between the closing price on the New York Stock Exchange of the Company’s common stock of $8.50 per share on December 31, 2003 and the exercise price of the options.

Pension Plan

      The Company provides retirement benefits to its salaried employees, including the executive officers named in the Summary Compensation Table except for Mr. Pagel and Ms. Adams, under the Nashua Corporation Retirement Plan for Salaried Employees (the “Nashua Retirement Plan”), which is a qualified retirement plan under the Internal Revenue Code. The Employee Retirement Income Security Act of 1974 limits pensions that may be paid under plans qualified under the Internal Revenue Code. Pension amounts exceeding this limit may be paid outside of qualified plans. Nashua has an unfunded Supplemental Excess Retirement Benefit Plan (“SERP”) that provides for additional retirement benefits to certain of its employees, including Mr. Albert, Mr. Patenaude and Ms. DiGiovine.

      Benefits under the Nashua Retirement Plan and the SERP were frozen as of December 31, 2002, and all employees ceased accruing additional retirement benefits under the plans on that date. The Nashua Retirement Plan will continue to require Company contributions for benefits accrued prior to December 31, 2002.

      The following table sets forth the annual benefits payable at normal retirement age (65) under the Nashua Retirement Plan and the SERP combined to the executive officers named in the Summary Compensation Table. Benefits under the Nashua Retirement Plan and the SERP last for the life of the employee.

Name	Amount

Andrew B. Albert	$11,292
John L. Patenaude	$30,688
Donna J. DiGiovine	$14,617

      Compensation covered by the Nashua Retirement Plan and the SERP generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Company’s Employees’ Savings Plan. For purposes of the Nashua Retirement Plan and the SERP, the five year average compensation is equal to the average annual salary and bonus over the preceding five years of employment prior to December 31, 2002, the date on which the plans were frozen. As of December 31, 2002, the executive officers named in the Summary Compensation Table had the following years of service credited under the Nashua Retirement Plan and the SERP: Mr. Albert, 2 years; Mr. Patenaude, 10 years; and Ms. DiGiovine, 5 years. As noted above, the Nashua Retirement Plan and the SERP were frozen on December 31, 2002. As a result, average compensation and years of service will no longer increase, and no additional benefits under the plan will be earned, after that date.

      Benefits as shown above are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Benefits under the Nashua Retirement Plan and the SERP are computed on the basis of a straight life annuity. These benefits are not subject to any deduction for Social Security or other offset.

Executive Severance Agreements

      The Company has entered into severance agreements with Mr. Albert, Mr. Patenaude, and Ms. DiGiovine in order to ensure their continued service to Nashua in the event of a change in control of Nashua. These severance agreements provide that upon termination of employment under certain circumstances within three years after a change in control of Nashua, Mr. Albert, Mr. Patenaude and Ms. DiGiovine would receive severance pay equal to three times the sum of their annual salary and bonus plus benefits, totaling an estimated $1,444,813 for Mr. Albert, $730,460 for Mr. Patenaude, and $1,022,511 for Ms. DiGiovine.

      In addition, Mr. Albert, Mr. Patenaude and Ms. DiGiovine can terminate their employment after a change in control of Nashua and receive such severance pay if they determine in good faith that any assignment of duties is inconsistent with their duties prior to a change of control or certain action by the Company results in a diminution in position, duties, authority or responsibilities. If their employment is terminated by the Company apart from the circumstances above for reasons other than misconduct, the executives would receive one year’s salary and certain other benefits. The value of this compensation and benefits totals an estimated $461,432 for Mr. Albert, $224,562 for Mr. Patenaude, and $211,594 for Ms. DiGiovine.

      In 2001, the Company adopted a retention plan to assist in retaining the services of key employees in its Toner Products division. Ms. DiGiovine, who is the president of the Company’s Toner Products division, was eligible for a retention bonus of up to one-year’s annual salary if she remained employed by the Company through December 2003. The amount of Ms. DiGiovine’s retention bonus accrued over the three year retention period, with one-third of her annual salary accruing for each year during which she remained employed by the Company and during which the Toner Products division met certain business objectives. In March 2004, Ms. DiGiovine was paid a retention bonus under the retention plan of $115,013.

Executive and Management Incentive Plans

      The Board of Directors adopted a Management Incentive Plan in January 2004 and has proposed the 2004 Value Creation Incentive Plan, subject to shareholder approval at the 2004 Annual Meeting. Together, these plans are expected to provide a framework within which to accomplish the following goals:

•	To attract and retain the best possible executive and management talent;

•	To permit executives and management of the Company to share in its profits;

•	To promote the success of the Company; and

•	To link executive and management rewards closely to Company performance.

      Participants in the Management Incentive Plan, which may include, but are not limited to the Company’s Corporate Staff and Division Officers, non-officer General Managers and key functional Directors and Managers, will have the opportunity to earn an annual variable bonus. Bonus payments, consisting of cash awards, will be based on the performance of the Company, and, where appropriate, a specific business unit, measured against pre-established performance objectives.

      The Leadership and Compensation Committee of the Board of Directors administers the Management Incentive Plan. It is anticipated that the Leadership and Compensation Committee will also administer the Value Creation Incentive Plan.

Leadership and Compensation Committee Report on Executive Compensation

      The Leadership and Compensation Committee is composed of non-employee directors and is charged with the responsibility of evaluating and setting the compensation of the Chief Executive Officer, reviewing executive salaries, administering any bonus, incentive compensation and stock option plans, approving or recommending the Board to approve the salaries and other benefits of the executive officers and making recommendations regarding management succession planning. The Committee administers the Company’s Management Incentive Plan and the Company’s stock option and stock incentive plans. Each year the Committee reviews the base salary of the Chief Executive Officer in conjunction with the Governance and Nominating Committee’s review of the performance of the Chief Executive Officer. The Committee also reviews the performance and the salary levels of other executive officers, including the executive officers named in the Summary Compensation Table, and makes decisions regarding the above plans.

      The Committee’s compensation policies applicable to the Company’s executive officers during 2003 are set forth below:

The Committee believes that base salaries should be at competitive levels so as to attract and retain well-qualified executives. With respect to the salary of the Chief Executive Officer, the Committee considered a number of factors including survey data, the size and performance of the Company, past practice at the Company, the value of similar incentive awards to chief executive officers at comparable companies, each Committee member’s own individual experiences in compensation matters and the inter-relationship of salary to cash incentive compensation and long-term equity-based compensation. The Committee has also reviewed the compensation of the Company’s executive officers, including those executive officers listed in the Summary Compensation Table, and has concluded that the salaries for the executive officers listed in the Summary Compensation Table are competitive with the salaries for similar positions included in the survey data reviewed by the Committee.

The Committee believes that incentive compensation paid in cash should be awarded to support company objectives based on company, group, division and personal performance during the preceding year. The Company’s Management Incentive Plan provides that cash awards may be granted each year by the Committee based on corporate, segment, division and personal performance. For the individuals who served as Chief Executive Officer and principal corporate staff officers, award targets for 2003 were based on the Company’s pretax operating income budget, total Company revenues and profitability objectives. For the Vice Presidents in charge of operating units, award targets were based on the respective unit’s pretax operating income budget, total Company revenues and profitability objectives. There were no incentive compensation payments to senior management for 2003 since the pre-established targets were not achieved.

The Committee believes that long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company’s success. The Committee’s policy has been to award performance-based restricted stock and stock option grants in order to more closely align the interests of management with those of stockholders and to attract and retain executives during a period when the Company has been undergoing significant operational changes. There were no awards of restricted stock or stock options in 2003 due to the limited number of shares available under the plans.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s 1996 Stock Incentive Plan or 1999 Shareholder Value Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Leadership and Compensation Committee

George R. Mrkonic, Jr., Chairman
L. Scott Barnard
Avrum Gray
Mark E. Schwarz

REPORT OF THE AUDIT/ FINANCE AND INVESTMENT COMMITTEE

      The Audit/ Finance and Investment Committee consists of the following four members of the Company’s Board of Directors: Avrum Gray, Chairman, L. Scott Barnard, James F. Orr III and Mark E. Schwarz. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. The current members of the Committee are independent directors, as defined by the rules of the New York Stock Exchange.

      The Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2003 and discussed these financial statements with the Company’s management. The Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU§380) with Ernst & Young LLP, the Company’s independent auditors.

      The Company’s independent auditors also provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Committee also considered whether the independent auditors’ provision of certain other, non-audit related services to the Company is compatible with maintaining their independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit/ Finance and Investment Committee

Avrum Gray, Chairman
L. Scott Barnard
James F. Orr III
Mark E. Schwarz

INDEPENDENT AUDITORS

      Ernst & Young LLP were the Company’s independent auditors for the year 2003. Representatives from Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Auditors Fees and Services

      The following table sets forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of our consolidated annual financial statements for the fiscal years 2003 and 2002, and fees for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year 2003	Fiscal Year 2002

Audit Fees(1)	$480,000	$515,000
Audit Related Fees(2)	26,000	45,000
Tax Fees(3)	26,000	30,000
All Other Fees(4)	29,000	—

Total	$561,000	$590,000

(1)	Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filing requirements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements which are not reported under Audit Fees. These services relate to due diligence in connection with acquisitions, accounting consultations and audits of employee benefit plans.

(3)	Tax fees consist of fees for tax planning and tax return review.

(4)	All other fees consist of fees for compliance with the Sarbanes-Oxley Act.

      All engagements for services by Ernst & Young LLP or other independent accountants are subject to prior approval by the Audit/ Finance and Investment Committee, however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit/ Finance and Investment Committee was obtained for all services provided by Ernst & Young LLP in 2003.

Audit/ Finance and Investment Committee’s Preapproval Policy and Procedures

      During fiscal 2003, the Audit/ Finance and Investment Committee of our Board of Directors adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the services are specifically approved in advance by the Audit/ Finance and Investment Committee or the engagement is entered into pursuant to one of the preapproval procedures described below.

      From time to time, the Audit/ Finance and Investment Committee may preapprove specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      During fiscal 2003, no services were provided by Ernst & Young LLP or any other accounting firm other than in accordance with the preapproval policies and procedures described above.

STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s common stock against the cumulative total return of the S&P 500 Index and a composite peer group for the five years commencing December 31, 1998 and ending December 31, 2003. A peer group comparison is used because the Company offers a diverse mix of products and services and does not believe that a single industry or line-of-business index provides an adequate measure for comparison to the Company as a whole.

      The Company’s products and services include thermal papers, thermosensitive and pressure sensitive labels, and specialty papers, as well as toners and developers. In constructing a composite peer group, the Company selected published indices to represent various products. The indices are: for thermal papers, thermosensitive and pressure sensitive labels and specialty papers — the S&P Paper and Forest Products Index, and for toners and developers — the S&P Office Services & Supplies Index. The Company then weighted the two indices in proportion to the 2003 revenues of Nashua’s products and services represented by the respective indices.

	1998	1999	2000	2001	2002	2003

Nashua Corporation	100.00	56.34	33.35	44.10	65.95	63.85

S&P 500 Index	100.00	121.04	110.03	96.94	75.52	97.18

Composite Peer Group	100.00	136.08	112.51	114.16	98.47	134.14

SUBMISSION OF STOCKHOLDER PROPOSALS — 2005 ANNUAL MEETING

      Any stockholder proposal which is to be included in the proxy materials for the 2005 annual meeting must be received by Nashua on or before November 26, 2004. Such proposals should be directed to Nashua Corporation, 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063, Attention: Clerk/ Secretary.

      In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with SEC Rule 14a-8. The required notice must be in writing and received by our corporate clerk/ secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting of stockholders. However, in the event that less than 70 days’ prior disclosure of the date of the meeting is first given or made (whether by public disclosure or written notice to stockholders), notice by the stockholder to be timely must be received by our corporate clerk/secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such disclosure of the date of the meeting was made. The date of our 2005 annual meeting of stockholders has not yet been established, but assuming it is held on May 4, 2005, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2005 annual meeting would need to be provided to our corporate clerk/secretary no earlier than February 3, 2005 and no later than March 5, 2005.

FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request to Nashua. Please address all such requests to Nashua Corporation, 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire, Attention: Clerk/ Secretary.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters do properly come before the meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

ROBERT S. AMREIN
Vice President, General
Counsel and Clerk/ Secretary

Nashua, New Hampshire

March 23, 2004

Appendix A

NASHUA CORPORATION

AUDIT/ FINANCE AND INVESTMENT COMMITTEE CHARTER

(Revised March 1, 2004)

A.     Purpose

      The purpose of the Audit/ Finance and Investment Committee (the “Audit Committee”) is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.     Structure and Membership

      1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      2. Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be “independent” as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.

      3. Financial Literacy. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Governance and Nominating Committee. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

     General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      1. Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2. Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      3. Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

      4. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      5. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules.

      6. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

•	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

     Review of Audited Financial Statements

      7. Review and Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

      8. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      9. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

     Review of Other Financial Disclosures

      10. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

      11. Earnings Release and Other Financial Information. The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts, rating agencies and others.

      12. Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      13. Other Disclosures and Filings. The Audit Committee shall review and consider such other disclosures and/or filings as it deems appropriate or as requested by the Board of Directors.

     Controls and Procedures

      14. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

      15. Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function.

      16. Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

      17. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

      18. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      19. Evaluation of Financial Management. The Audit Committee shall coordinate with the Leadership and Compensation Committee the evaluation of the Company’s financial management personnel.

      20. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      5. Written Affirmation to NYSE. On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding membership and operation of the Audit Committee as the NYSE rules require.

      6. Independent Advisors. The Audit Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      7. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      8. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      9. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

Appendix B

NASHUA CORPORATION

2004 VALUE CREATION INCENTIVE PLAN

1.	Purpose

      The purpose of this 2004 Value Creation Incentive Plan (the “Plan”) of Nashua Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are in a position to significantly contribute to the creation of value for stockholders of the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

      All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted restricted stock awards entitling recipients to acquire shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), subject to the right of the Company to require forfeiture of such shares from the recipient in the event that conditions specified by the Board in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such award (each, an “Award”). Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation

      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

      (a) Number of Shares. Subject to adjustment under Section 6, Awards may be made under the Plan for up to 150,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) Per-Participant Limit. Subject to adjustment under Section 6, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 80,000 per calendar year. The per-Participant limit described in this
Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Restricted Stock Awards.

      (a) Grants; Terms and Conditions. The Board may grant Awards under the Plan. Each such Award shall provide that:

(1) vesting of shares of Common Stock subject to the Award shall be based on achievement of certain target average last reported sales prices per share of Common Stock on the New York Stock Exchange (or other national securities exchange or nationally recognized trading system) over the 40-consecutive trading day period ending on the third anniversary of the date of grant of the Award (the “40-Day Average Closing Price”), such that 33% of such shares shall vest if a 40-Day Average Closing Price of at least $13.00 but less than $14.00 is achieved, 66% of such shares shall vest if a 40-Day Average Closing Price of at least $14.00 but less than $15.00 is achieved, and 100% of such shares shall vest if a 40-Day Average Closing Price of $15.00 or greater is achieved; provided, however, that in the event a Participant’s employment with the Company is terminated by the Company without “Cause” during the one-year period beginning on the second anniversary of the date of grant of the Award and ending on the third anniversary of the date of grant of the Award, then in the event one of the 40-Day Average Closing Price targets is thereafter met as of the third anniversary of the date of grant, such Participant’s shares shall vest as to a percentage thereof equal to the number of days during such one-year period that such Participant was employed by the Company divided by 365, provided that in no such event shall the number of shares to so vest exceed the number that would have otherwise vested had the Participant been employed as of such third anniversary; and

(2) any shares of Common Stock subject to the Award that have not vested on or before the third anniversary of the date of grant of the Award shall be forfeited to the Company.

For the purposes hereof, “Cause” shall mean (i) the Participant’s continued failure to perform his reasonably assigned duties (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 60 days after written notice for substantial performance is received by the Participant from the Board which identifies the manner in which the Board believes the Participant has not substantially performed the Participant’s duties, (ii) the Participant being convicted of a felony, or (iii) the Participant’s engagement in illegal conduct or gross misconduct injurious to the Company. The Board shall determine other terms and conditions of any such Award, including any additional conditions for forfeiture and the issue price, if any.

      (b) Stock Certificates. Any stock certificates issued in respect of an Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.	Adjustments for Changes in Common Stock and Certain Other Events

      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), and (iii) the target price per share set forth in the vesting provisions of each outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 6(a) applies and Section 6(b) also applies to any event, Section 6(b) shall be applicable to such event, and this Section 6(a) shall not be applicable.

(b)	Reorganization and Change in Control Events

(1)	Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean the consummation of a merger, consolidation, tender offer, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) in which the stockholders of the Company receive cash consideration or other securities or property valued in good faith by the Board equal to or greater than $13.00 per share of Common Stock, unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2) Effect on Awards

(a) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the forfeiture and other rights of the Company under each outstanding Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Awards then-outstanding shall automatically be deemed terminated or satisfied and all shares of Common Stock subject to all Awards then-outstanding shall be fully vested.

7.	General Provisions Applicable to Awards

      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (f) Amendment of Award Upon Death or Disability. The Board may amend, modify or terminate any outstanding Award (including, but not limited to, accelerating the vesting of an Award) upon the death or disability of the Participant; provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.	Miscellaneous

      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of three years from the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become vested or realizable, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); provided further, that no such amendment shall create or confer any material benefit to or on behalf of Participants without the approval of the Company’s stockholders.

      (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

ANNUAL MEETING OF STOCKHOLDERS OF

NASHUA CORPORATION

May 4, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:					2. Approve the 2004 Value Creation Incentive Plan.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	Andrew B. Albert
		¡	L. Scott Barnard
☐	WITHHOLD AUTHORITY	¡	Avrum Gray		PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTPAID RETURN ENVELOPE.
	FOR ALL NOMINEES	¡	George R. Mrkonic, Jr.
		¡	James F. Orr III
☐	FOR ALL EXCEPT (See instructions below)	¡	Mark E. Schwarz

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY
NASHUA CORPORATION

PROXY for Annual Meeting of Stockholders — May 4, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints ROBERT S. AMREIN and JOHN L. PATENAUDE, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Nashua Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire, on May 4, 2004 at 4:00 p.m. (local time) and at any adjournment thereof. Each of the following matters is being proposed by the Company.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR the approval of the 2004 Value Creation Incentive Plan in Proposal 2, in each case as more specifically set forth in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and a vote FOR Proposal 2.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)